Exhibit 99.1

News Release

Contact:	Mark Herr (News Media) (O) 212-770-3505 (C) 718-685-9348 Liz Werner (Investment Community) 212-770-7074
AIG ANNOUNCES EARLY PARTICIPATION RESULTS OF OFFER TO EXCHANGE NEW
SENIOR NOTES FOR OUTSTANDING JUNIOR SUBORDINATED
DEBENTURES
NEW YORK, November 9, 2011 — American International Group, Inc. (NYSE: AIG) today announced the results as of the Early Participation Date of its previously announced offer to exchange (the “Exchange Offer”) new senior notes (“New Notes”) for specified series of its outstanding Junior Subordinated Debentures pursuant to its offer to exchange, dated October 24, 2011 (the “Offer to Exchange”). As previously announced, the Early Participation Date for the Exchange Offer was 5:00 p.m., New York City time, on November 8, 2011. The complete terms of the Exchange Offer are set forth in the Offer to Exchange, and, as applicable, the related letter of transmittal, which were distributed solely to eligible holders.
The Expiration Date is 11:59 p.m., New York City time, on November 22, 2011 (subject to extension). However, because the tenders received as of the Early Participation Date exceeded the previously announced Maximum Exchange Amount of $2.5 billion (calculated as described in the Offer to Exchange), AIG will not accept any tenders made after the Early Participation Date.
     The table below summarizes the results as of the Early Participation Date of the Exchange Offer:

					Aggregate
		Aggregate	Percent of	Aggregate	Principal Amount		Aggregate Principal
Acceptance	Title of Junior	Principal	Tendered	Principal	Outstanding After		Amount of New Notes
Priority	Subordinated	Amount	Amount	Amount	Giving Effect to		to Be Issued for
Level	Debentures	Tendered*	Accepted*	Accepted	Accepted Tenders	Title of New Notes	Accepted Tenders
1	4.875% Series A-3	€590,950,000	100%	€590,950,000	€409,050,000	6.797% Euro Notes due November 15, 2017	€420,975,000
2	5.750% Series A-2	£440,150,000	100%	£440,150,000	£309,850,000	6.765% Sterling Notes due November 15, 2017	£323,465,000
3	6.250% Series A-1	$312,419,000	100%	$312,419,000	$687,581,000	6.820% Dollar Notes due November 15, 2037	$256,161,000
4	8.625% Series A-8	£699,900,000	53.6153%	£372,300,000	£527,700,000	6.765% Sterling Notes due November 15, 2017	£338,757,000
5	8.175% Series A-6	$922,268,000	0%	$0	$4,000,000,000	6.820% Dollar Notes due November 15, 2037	$0

*	Excludes tenders that, after any proration, did not satisfy the Minimum Amount per Tender described in the Offer to Exchange.
180 Maiden Lane ▪ New York, NY 10038

All Series A-3, Series A-2 and Series A-1 Junior Subordinated Debentures that were validly tendered in the Exchange Offer and not withdrawn have been accepted. Because the early tenders exceeded the Maximum Exchange Amount, AIG has accepted tendered Series A-8 Junior Subordinated Debentures on a pro rata basis in the aggregate amount indicated above, and has not accepted any of the tendered Series A-6 Junior Subordinated Debentures. The settlement date for the accepted early tenders is expected to be November 15, 2011. Junior Subordinated Debentures tendered but not accepted for exchange will be returned or credited to the holder’s account promptly.
If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Notes may not be offered or sold in the United States absent registration or to or for the benefit of any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. AIG will enter into an exchange offer and registration rights agreement with respect to the New Notes.
This news release does not constitute an offer or an invitation by AIG to participate in the Exchange Offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction. The Exchange Offer has been made, and copies of the Exchange Offer documents have been made available, only to a holder of Junior Subordinated Debentures who has confirmed its eligibility, including, among other things, its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or that it is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act.
Holders of Series A-1 and A-6 Junior Subordinated Debentures may direct questions or requests for assistance regarding the Exchange Offer to Global Bondholder Services Corporation in the United States toll-free at 866-488-1500 or at (212) 430-3774 (banks and brokerage firms). Holders of Series A-2, A-3 and A-8 Junior Subordinated Debentures may contact Lucid Issuer Services Limited at +44 20 7704 0880.
Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) in the Quarterly Report on Form 10-Q of AIG for the quarter ended September 30, 2011, in Part II, Item 1A. Risk Factors in the Quarterly Report on Form 10-Q of AIG for the quarter ended March 31, 2011 and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part I, Item 1A. Risk Factors in the Annual Report on Form 10-K of AIG for the year ended December 31, 2010.
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